EXECUTION VERSION

FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT, dated as of December 17, 2025 (this “Agreement”), is by and among (i) New Fortress Energy Inc., a Delaware corporation (the “Borrower”), (ii) the undersigned Guarantors (as defined in the Credit Agreement referred to below), (iii) the undersigned Lenders (together with any Lender that executes a Forbearance Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, the “Supporting Lenders”), and (iv) Morgan Stanley Senior Funding, Inc. (“MSSF”), in its capacity as administrative agent and collateral agent under the Credit Agreement referred to below.
WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of October 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders (including the Supporting Lenders) and MSSF as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (as defined therein) (in such capacity, the “Collateral Agent”);
WHEREAS, the current principal amount outstanding of the Loans is approximately $1,266,077,800.00;
WHEREAS, (i) interest payments on the Loans are due to be paid by the Borrower on each Interest Payment Date, and the Borrower failed to make an interest payment of approximately $30,644,000.00 on the Loans (the “Interest Payment”) due on December 10, 2025 and (ii) scheduled amortization payments with respect to the Initial Term Loans and the Second Amendment Term Loans will be due on December 31, 2025 pursuant to Section 2.03 of the Credit Agreement (the “Certain Principal Payments”) and the Borrower has informed the Supporting Lenders that it will fail to make such Certain Principal Payments (the defaults described in clauses (i) and (ii), the “Specified Defaults”);
WHEREAS, pursuant to Section 7.1(a)(1) of the Credit Agreement, failure to make (i) the Interest Payment within five Business Days after December 10, 2025 and (ii) the Certain Principal Payments on December 31, 2025, in each case, will be an Event of Default thereunder (collectively, the “Specified Events of Default”);
WHEREAS, pursuant to (i) Section 7.1(a)(5) of the Revolving Credit Agreement, (ii) Section 7.1(a)(5) of the LC Facility, (iii) Section 7.1(a)(5) of the Term Loan A Credit Agreement, (iv) Section 7.1(a)(5)(B) of that certain Series I Credit Agreement, dated as of November 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Series I Intercompany Credit Agreement”), among the Borrower, NFE Brazil Investments LLC, a Delaware limited liability company (“Brazil Parent”), the guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB (“WSFS”), as administrative agent, and (v) Section 7.1(a)(5)(B) of that certain Series II Credit Agreement, dated as of December 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Series II Intercompany Credit Agreement”), among the Borrower, NFE Financing (as defined below), the guarantors from time to time party thereto and WSFS, as administrative agent and collateral agent (the Series II Intercompany Credit Agreement, together with the Revolving Credit Agreement, the LC Facility and the Series I Intercompany Credit Agreement, each an “Existing Credit Agreement” and collectively, the “Existing Credit Agreements”), the Specified Events of Default would be an event of default thereunder if the applicable lenders accelerated the applicable obligations as a result of the Specified Events of Default;

WHEREAS, pursuant to Section 7.1(b) of the Credit Agreement, upon the occurrence of the applicable Specified Event of Default, the Supporting Lenders, collectively satisfying the “Required Lenders” requirement under the Credit Agreement, may instruct the Administrative Agent to (or the Administrative Agent may, with the consent of the Supporting Lenders), by notice to the Borrower, declare the Loans thereunder (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable (the “Specified Acceleration Event”);
WHEREAS, upon the terms and conditions contained herein, during the Forbearance Period (as defined below) the Supporting Lenders are prepared to (i) forbear from exercising, and/or directing the Administrative Agent and/or the Collateral Agent to exercise or otherwise taking any action to cause any other Lenders to exercise or to direct the Administrative Agent and/or the Collateral Agent to exercise, all of their rights and remedies in respect of the Credit Agreement with respect to the Specified Events of Default (including, for the avoidance of doubt, refraining from causing the Specified Acceleration Event) and (ii) in the event that the Administrative Agent or any Lender or group of Lenders declares the Loans to be due and payable immediately (an “Acceleration”), to deliver written notice to the Administrative Agent to rescind and annul such Acceleration and its consequences and take all other action in their power to cause such Acceleration to be rescinded and annulled.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section I.FORBEARANCE
Section 1.01Forbearance. During the Forbearance Period, each Supporting Lender (severally and not jointly) hereby agrees (i) to forbear and refrain from exercising any of its rights and remedies, including with respect to an Acceleration, under the Credit Agreement, the Security Documents or applicable law with respect to the Specified Events of Default and (ii) instruct the Administrative Agent and/or the Collateral Agent, as applicable, to forbear from (and not consent to its) exercising its rights and remedies, including in the event that the Administrative Agent, the Collateral Agent or any Lender or group of Lenders takes any action that results in the Specified Acceleration Event during the Forbearance Period, and, promptly after the occurrence of such action, to deliver written notice to the Administrative Agent and/or the Collateral Agent, as applicable, to rescind such Acceleration and its consequences and take all other action in its power to cause such Acceleration to be rescinded and annulled. During the Forbearance Period, each Supporting Lender (severally and not jointly) agrees that it (individually or collectively) will not deliver any notice or instruction to the Administrative Agent and/or the Collateral Agent directing the Administrative Agent or the Collateral Agent to exercise any of the rights and remedies under the Credit Agreement, the other Loan Documents or applicable law with respect to the Specified Events of Default, or any consent to any such exercise of rights and remedies.
Section 1.02Default Interest. Notwithstanding anything to the contrary in the Credit Agreement, to the extent that, and commencing on the date when, an outstanding principal amount (other than overdue principal amounts) of Indebtedness under any Debt Agreement (as defined below) shall start accruing interest at the default interest rate thereunder, the entire outstanding principal amount of Loans shall start automatically accruing a default interest at the rate set forth in Section 2.7 of the Credit Agreement without any action on account of the Required Lenders or the Administrative Agent.
Section 1.03Forbearance Period. The forbearance set forth in this Agreement shall commence on the Forbearance Effective Date (as defined in Section 4 below) and continue until the earlier of (a) January 9, 2026 (the “Scheduled Termination Date”) and (b) the date on which any Event of Termination (as defined in Section 2 below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Forbearance Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, such forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Lenders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the rights and remedies as if this Agreement had never existed, and all of the rights and remedies under the Credit Agreement and in law and in equity shall be available without restriction or modification, as if such forbearance had not occurred; provided that the Scheduled Termination Date may be extended one or more times by written confirmation (including via e-mail from Akin) from Supporting Lenders constituting Required Lenders under the Credit Agreement to the Borrower, the Administrative Agent and the Collateral Agent.
Section 1.04Effect of Forbearance. Except as expressly set forth herein, neither any Supporting Lender nor the Administrative Agent and/or the Collateral Agent, as applicable, has waived (regardless of any delay in exercising such rights and remedies) any default or Event of Default that may be continuing on the date hereof or any default or Event of Default that may occur after the date hereof (whether the same or similar to the Specified Defaults, the Specified Events of Default or otherwise), and neither any Supporting Lender nor the Administrative Agent and/or the Collateral Agent, as applicable, has agreed to forbear with respect to any of its rights or remedies concerning any default or Event of Default (other than, during the Forbearance Period, the Specified Events of Default and solely to the extent expressly set forth herein) that may have occurred or be continuing as of the date hereof, or that may occur after the date hereof. Except as expressly set forth herein, each Supporting Lender, the Administrative Agent and/or the Collateral Agent, as applicable, reserves all of its rights, powers, and remedies under the Credit Agreement and applicable law. Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly constitute a course of dealing or other basis for altering the Credit Agreement or any other contract, agreement or instrument. The Supporting Lenders’ agreement to forbear from exercising certain of their rights and remedies with respect to the Specified Events of Default during the Forbearance Period does not in any manner whatsoever limit any Supporting Lender’s right to insist upon strict compliance with the Credit Agreement (except to the extent expressly set forth herein).
Section II.EVENTS OF TERMINATION
Section 2.01Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):
(a)a case under title 11 of the United States Code or any reorganization, liquidation, insolvency, or receivership proceeding under applicable law of any jurisdiction is commenced by or against any Loan Party or a subsidiary of any Loan Party;
(b)the failure of any Loan Party to timely comply with any of the terms set forth in this Agreement, including the timely satisfaction of the Cleansing Obligation and performance of the covenants set forth in Section 5;
(c)any occurrence of a Default or Event of Default under the Credit Agreement, a default or Event of Default (as defined in the applicable Debt Agreement (as defined below)), other than (x) the Specified Events of Default (and related defaults giving rise to the Specified Events of Default) or (y) any default arising under any Debt Agreement (as defined below) on account of the failure of the applicable borrower or issuer to make any payment prohibited pursuant to the following Section 2.01(d) to the extent that such default remains unmatured or the requisite creditors under such Debt Agreement are precluded from exercising remedies thereunder pursuant to a waiver thereunder, a forbearance agreement in connection therewith or terms of such Debt Agreement, under (i) any Existing Credit Agreement, (ii) the 2026 Notes Indenture, (iii) that certain Indenture, dated as of March 8, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “2029 Notes Indenture”), among the Borrower, as issuer, and U.S. Bank Trust Company, National Association, a national banking corporation, as trustee and collateral agent, or (iv) that certain Indenture, dated as of November 22, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “2029 Senior Notes Indenture”), among NFE Financing LLC, a Delaware limited liability company (“NFE Financing”), as issuer, the guarantors from time to time party thereto, and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (the Existing Credit Agreements, together with the 2026 Notes Indenture, the 2029 Notes Indenture and the 2029 Senior Notes Indenture, the “Debt Agreements” and each, a “Debt Agreement”);

(d)other than payment when due of obligations under that certain Loan Agreement, dated as of May 31, 2024, by and between New Fortress Energy Inc., as the borrower, and Stonebriar Commercial Finance LLC, as the lender, the payment by any Loan Party or any Subsidiary thereof of any principal, interest or any other amounts under any Debt Agreement, whether contractually required thereunder or as voluntary prepayments (other than (x) payments of accrued and unpaid interest on and fees pursuant to and under the LC Facility and (y) fees relating to letters of credit under the Revolving Credit Agreement), that certain Master LNG Sale and Purchase Agreement, dated as of June 11, 2025, between Macquarie Commodities Trading (Singapore) Pte Limited and NFE North Trading LLC (the “Macquarie Facility”), or any other Indebtedness of the Loan Parties for borrowed money having equal priority of payments or Liens securing such Indebtedness with the Obligations under the Credit Agreement (collectively, the “Other Agreements”); provided that the issuance of any letter of credit under the Revolving Credit Agreement or LC Facility to support Brazil Parent or its Subsidiaries shall require the consent of the Majority Supporting Lenders (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that the consent required by this proviso shall not apply to renewal, rollover or replacement of any letter of credit that exists as of the Forbearance Effective Date);
(e)the failure of the Borrower to enter into, in each case, prior to the expiration of any applicable grace period with respect thereto, (i) a forbearance agreement with respect to (x) the anticipated Event of Default under Section 7.1(a)(1) of the Revolving Credit Agreement as a result of the failure to make the interest payments due on December 11, 2025 and December 17, 2025 thereunder or (y) any other anticipated or existing Event of Default thereunder (the “RCF Forbearance Agreement”), and (ii) a forbearance agreement with respect to (x) the anticipated Event of Default under Section 7.1(a)(1) of the Term Loan A Credit Agreement as a result of the failure to make the interest payment due on December 10, 2025 thereunder or (y) any other anticipated or existing Event of Default thereunder (the “TLA Forbearance Agreement”); or
(f)the termination of (i) that certain Forbearance and Waiver Agreement, dated as of November 17, 2025, by and among NFE Financing, Brazil Parent, Bradford County Real Estate Partners LLC, a Delaware limited liability company, the Supporting Holders (as defined therein), WSFS and the Borrower (the “2029 Senior Notes Forbearance Agreement”), (ii) the RCF Forbearance Agreement or (iii) the TLA Forbearance Agreement.
Section III.REPRESENTATIONS AND WARRANTIES AND AGREEMENTS
Section 3.01Representations and Warranties of the Loan Parties. In consideration of the foregoing agreements, the Loan Parties hereby represent and warrant to each Supporting Lender as follows:
(a)Each of this Agreement, the Credit Agreement and the other Loan Documents constitutes a valid and legally binding agreement, enforceable against the Loan Parties, as applicable, in accordance with its terms.
(b)Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder and under the Credit Agreement.
(c)Each of this Agreement, the Credit Agreement, and the other Loan Documents has been duly and validly authorized by the Loan Parties and has been duly executed and delivered by the Loan Parties.
(d)As of the date hereof, except for the Specified Events of Default (and the Defaults giving rise to such Specified Events of Default), the Specified Events of Default (as defined in the 2029 Senior Notes Forbearance Agreement) and the defaults and Events of Default under the Revolving Credit Facility and the Term Loan A Credit Agreement referred to in Section 2.01(e), no default or Event of Default (as defined in the applicable Debt Agreement or

Other Agreement) has occurred or is continuing under this Agreement, the Credit Agreement or any other Debt Agreement or Other Agreement.
(e)After giving effect to this Agreement, the Specified Events of Default (nor the Defaults giving rise to the Specified Events of Default), whether individually or collectively, does not constitute or will not constitute, or does not result or will not result in, a default or an Event of Default (as defined in the applicable Debt Agreement or Other Agreement) under any Debt Agreement or Other Agreement.
Section 3.02Representations and Warranties of the Supporting Lenders. In consideration of the foregoing agreements, each Supporting Lender severally but not jointly hereby represents and warrants to the Loan Parties and MSSF, in each of its capacities defined herein, as follows:
(a)This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.
(b)As of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the principal amount of Loans set forth below such Supporting Lender’s signature hereto and to that extent it advises or acts as a manager for any beneficial holder, it has the authority to enter into this Agreement on behalf of such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.
Section 3.03The parties to this Agreement acknowledge that (a) nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under the Credit Agreement and (b) the entry into this Agreement shall not constitute, directly or indirectly, a waiver, an amendment, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Loan Parties.
Section 3.04The Supporting Lenders, the Administrative Agent and the Collateral Agent have not made any assurances concerning (a) the manner in which or whether any Event of Default may be resolved or (b) any additional forbearance or any waiver, restructuring or other accommodations.
Section IV.CONDITIONS TO EFFECTIVENESS
Section 4.01This Agreement shall become effective on the first date (the “Forbearance Effective Date”) that all of the following conditions precedent have been and will continue to be satisfied (or waived by the Supporting Lenders):
Section 4.01Execution of this Agreement. The parties to this Agreement shall have received counterparts of this Agreement duly executed by (i) the Loan Parties and (ii) the Lenders constituting Required Lenders under the Credit Agreement.
Section 4.02Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects, and no default or Event of Default (other than the Specified Events of Default and any Defaults giving rise to the Specified Events of Default) shall exist on the date hereof or on the Forbearance Effective Date.
Section 4.03Payment of Fees. The Loan Parties shall have reimbursed or paid all accrued and unpaid expenses of the ad hoc group of Supporting Lenders (the “Ad Hoc Group”), including the reasonable and documented fees, charges and disbursements of (i) Akin, as counsel to the Ad Hoc Group, and (ii) Evercore Group L.L.C. (“Evercore”), as financial advisor to the Ad Hoc Group (in such capacities, the “Advisors”).

Section 4.04Evercore Engagement Letter. The Borrower shall have duly executed an engagement letter among Evercore, Akin and the Borrower.
Section 4.05Other Information. The Borrower shall have delivered the documents, information, or other deliverables set forth on Schedule 1 in form and substance reasonably satisfactory to the Supporting Lenders holding at least a majority in aggregate principal amount of the Loans then held by all Supporting Lenders (the “Majority Supporting Lenders”).
Section V.COVENANTS
Section 5.01Covenants. The Borrower shall, and shall cause its Subsidiaries to, comply with all of the covenants set forth on Schedule 2; provided that, notwithstanding anything herein to the contrary, the Supporting Lenders shall not unreasonably withhold, condition or delay consent to the internal corporate reorganization transactions described in certain materials distributed to the Supporting Lenders’ advisors on December 17, 2025.
Section 5.02Cleansing Obligations. The Loan Parties will provide draft cleansing materials in form and substance reasonably satisfactory to Akin no later than 9:00 a.m. (prevailing Eastern Time) on January 7, 2026 (the “Cleansing Obligation”).
Section VI.MISCELLANEOUS
Section 6.01Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature hereto.
Section 6.02Information. Nothing in this Agreement is intended, or shall be construed, to supersede any confidentiality agreement between the Borrower and any Supporting Lender (each, a “Supporting Lender NDA”). The Borrower or any other subsidiary of the Borrower, as applicable, may, in its discretion, designate any document or information furnished hereunder “Advisors’-Eyes Only Information” and/or “Non-Cleansing Information” in accordance with the terms of the applicable Supporting Lender NDA, and, with respect to any document or information so designated, shall be deemed to have satisfied any condition or covenant of this Agreement relating to the delivery of such document or information to the Supporting Lenders upon delivery of such document or information to any Advisor.
Section 6.03Interpretive Matters.
(a)Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.
(b)The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.
(c)Capitalized terms used but not defined in this Agreement have the meanings given to them in the Credit Agreement unless expressly provided otherwise.
Section 6.04Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflict of law rules and principles thereof.
Section 6.05Successors and Assigns. This Agreement shall be binding upon the Loan Parties, the Supporting Lenders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.
Section 6.06Additional Parties. Without in any way limiting the provisions hereof, additional Lenders may elect to become parties to this Agreement by executing and delivering to counsel to the Loan Parties and Akin a Forbearance Joinder Agreement substantially in the form of Exhibit A hereto. Such additional Lender shall become a Supporting Lender under this Agreement in accordance with the terms of this Agreement.

Section 6.07Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 6.08Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
Section 6.09Jury Trial Waiver. The Loan Parties and the Supporting Lenders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Credit Agreement or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Lender relating to the administration of the Loans or enforcement of the Credit Agreement arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.
Section 6.10Email. Unless the context of this Agreement clearly requires otherwise, any notice or other communication required by this Agreement, regardless of whether the applicable subsection of this Agreement contemplates email delivery of such notice or communication, may be done via email.
Section 6.11Amendment. This Agreement may only be amended or modified in writing (including email by counsel) by the Loan Parties and Supporting Lenders constituting at least the Required Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEW FORTRESS ENERGY INC.

By:
Name: Christopher S. Guinta
Title: Chief Financial Officer

NEW FORTRESS INTERMEDIATE LLC

By:
Name: Chistopher S. Guinta
Title: Chief Financial Officer

NFE ATLANTIC HOLDINGS LLC

By:
Name: Chistopher S. Guinta
Title: Chief Financial Officer
[Signature Page to Forbearance Agreement]

AMERICAN ENERGY LOGISTICS SOLUTIONS LLC
ATLANTIC ENERGY HOLDINGS LLC
BRADFORD COUNTY DEVELOPMENT HOLDINGS LLC
BRADFORD COUNTY GPF HOLDINGS LLC
BRADFORD COUNTY GPF PARTNERS LLC
BRADFORD COUNTY POWER HOLDINGS LLC
BRADFORD COUNTY POWER PARTNERS LLC
BRADFORD COUNTY TRANSPORT HOLDINGS LLC
BRADFORD COUNTY TRANSPORT PARTNERS LLC
ISLAND LNG LLC
LA DEVELOPMENT HOLDINGS LLC
LA REAL ESTATE HOLDINGS LLC
LA REAL ESTATE PARTNERS LLC
LNG HOLDINGS LLC
NFE FLNG 2 LLC
NEW FORTRESS ENERGY MARKETING LLC
NEW FORTRESS ENERGY HOLDINGS LLC
NFE ANDROMEDA CHARTERING LLC
NFE ANGOLA HOLDINGS LLC
NFE BCS HOLDINGS (A) LLC
NFE BCS HOLDINGS (B) LLC
NFE EQUIPMENT HOLDINGS LLC
NFE EQUIPMENT PARTNERS LLC
NFE GHANA HOLDINGS LLC
NFE GHANA PARTNERS LLC
NFE GLOBAL SHIPPING LLC
NFE GRAND SHIPPING LLC
NFE HONDURAS HOLDINGS LLC
NFE INTERNATIONAL LLC
NFE INTERNATIONAL SHIPPING LLC
NFE ISO HOLDINGS LLC
NFE ISO PARTNERS LLC
NFE JAMAICA GP LLC
NFE LOGISTICS HOLDINGS LLC
NFE MANAGEMENT LLC
NFE NICARAGUA DEVELOPMENT PARTNERS LLC
NFE NICARAGUA HOLDINGS LLC
By:
Name: Christopher S. Guinta
Title: Chief Financial Officer
[Signature Page to Forbearance Agreement]

NFE NORTH TRADING LLC
NFE PIONEER 1 LLC
NFE PIONEER 2 LLC
NFE PIONEER 3 LLC
NFE PLANT DEVELOPMENT HOLDINGS LLC
NFE FLNG 1 ISSUER LLC
NFE SOUTH POWER HOLDINGS LLC
NFE SUB LLC
NFE TRANSPORT HOLDINGS LLC
NFE TRANSPORT PARTNERS LLC
NFE US HOLDINGS LLC
PA DEVELOPMENT HOLDINGS LLC
PA REAL ESTATE HOLDINGS LLC
PA REAL ESTATE PARTNERS LLC
TICO DEVELOPMENT PARTNERS HOLDINGS LLC
TICO DEVELOPMENT PARTNERS LLC

By:
    Name: Christopher S. Guinta
    Title:    Chief Financial Officer

[Signature Page to Forbearance Agreement]

ATLANTIC PIPELINE HOLDINGS SRL

By:
Name:    Christopher S. Guinta
Title:         Manager

NFE BERMUDA HOLDINGS LIMITED
NFE INTERNATIONAL HOLDINGS LIMITED*

By:
Name:    Christopher S. Guinta
Title:         Director
*incorporated under Bermuda law

NFE SHANNON HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE SOUTH POWER TRADING LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

AMAUNET, S. DE R.L. DE C.V.
NFENERGIA MEXICO, S. DE R.L. DE C.V.
NFENERGIA GN DE BCS, S. DE R.L. DE C.V.
NFE PACIFICO LAP, S. DE R.L. DE C.V.
NFE BCS MEXICO HOLDINGS, S. DE R.L. DE C.V.
NFE ALTAMIRA ONSHORE, S. DE R.L. DE C.V.
MEXICO FLNG ONSHORE, S. DE R.L. DE C.V.

By:
Name:    Christopher S. Guinta
Title:         Legal Representative
[Signature Page to Forbearance Agreement]

NFENERGÍA LLC
SOLUCIONES DE ENERGIA LIMPIA PR LLC
NFE POWER PR LLC
ENCANTO EAST LLC
ENCANTO WEST LLC
ENCANTO POWER WEST LLC

By:
Name:    Christopher S. Guinta
Title:         Authorized Signatory

NFE NICARAGUA DEVELOPMENT PARTNERS LLC, SUCURSAL NICARAGUA

By:
Name:    Christopher S. Guinta
Title:     Chief Financial Officer
[Signature Page to Forbearance Agreement]

NFE MEXICO HOLDINGS S.À R.L.
A Luxembourg private limited liability company (société à responsabilité limitée), with registered office located at 12F, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B267469, duly represented by:

By:
Name: Christopher S. Guinta
Title:    Manager

NFE MEXICO HOLDINGS PARENT S.À R.L.
A Luxembourg private limited liability company (société à responsabilité limitée), with registered office located at 12F, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B267494, duly represented by:

By:
Name: Christopher S. Guinta
Title: Manager

[Signature Page to Forbearance Agreement]

NFE GLOBAL HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE INTERNATIONAL HOLDINGS*

By:
Name:    Christopher S. Guinta
Title:         Director
*incorporated under the laws of England and Wales

NFE MEXICO POWER HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title: Director
[Signature Page to Forbearance Agreement]

NFE MEXICO TERMINAL HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE UK HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE GP LLC

By:
Name:    Christopher S. Guinta
Title:         Chief Financial Officer

NFE INTERNATIONAL HOLDINGS 1 LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE INTERNATIONAL HOLDINGS 2 LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

[Signature Page to Forbearance Agreement]

ACKNOWLEDGED:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:
Name: []
Title: []

[Signature Page to Forbearance Agreement]

SUPPORTING LENDERS:

[●]

By:
Name:
Title:

Supporting Lender’s principal amount of:
Loans: [$[●]]

[Signature Page to Forbearance Agreement]

Schedule 1
Other Information
In order to satisfy Section 4.06, the following items shall have been delivered to the Supporting Lenders or their Advisors:
1.Information and documentation regarding the latest developments as of December 17, 2025 with respect to the process to secure new long-term LNG supply for the Brazil Operations (the “Brazil RFP Process”), including a:
a.Copy of the latest term sheets from the Borrower, NFE Financing, any other subsidiary of the Borrower or any potential counterparties;
b.Update to anticipated terms with the counterparty (or counterparties) expected to be selected through such process; and
c.Update on current status and expected timeline for such process.
2.Information and documentation regarding the latest developments as of December 17, 2025 with respect to the auction process in respect of a sleeve and novation of the Loan Parties’ LNG sales and purchase agreements with Venture Global Plaquemines LNG, LLC and Venture Global CP2 LNG, LLC (the “Venture Global Process”), including a:
a.Summary of the latest developments and any relevant commentary;
b.Summary of the most recent proposals and counterproposals (including any key commercial and legal points); and
c.Schedule of all potential counterparties that are active in the process.
3.Information and documentation regarding the latest developments as of December 17, 2025 with respect to the process to lease or sell mobile gas turbines owned by the Borrower or any of its Subsidiaries (the “Turbine Marketing Process”), including a:
a.Copy of the most recent term sheets received by the Borrower and/or Borrower’s advisors; and
b.Updated list of all counterparties contacted with respect to the Turbine Marketing Process.
4.Information and documentation regarding the latest developments (and any relevant commentary) as of December 17, 2025 with respect to recent correspondence addressed to the Borrower or any of its Subsidiaries from La Comisión Federal de Electricidad (together with any affiliates thereof, “CFE”), all exhibits, schedules and attachments thereto, as well as a copy of the latest responsive correspondence sent by the Borrower to CFE, including all exhibits, schedules and attachments thereto.
Sch. 1-1

5.(a) A schedule as of September 30, 2025, which shall contain detail satisfactory to the Majority Supporting Lenders and a representation by a duly authorized officer of the Borrower that the information contained on such schedule is true and correct in all material respects as of September 30, 2025, and (b) a schedule as of October 31, 2025, which shall contain detail satisfactory to the Majority Supporting Lenders, to the Borrower’s best knowledge, in each case, of all intercompany liabilities (i) owed by Brazil Parent and its Subsidiaries, on the one hand, to the Borrower and its Subsidiaries (other than Brazil Parent and its Subsidiaries), on the other hand and (ii) owed by the Borrower and its Subsidiaries (other than Brazil Parent and its Subsidiaries), on the one hand, to Brazil Parent and its Subsidiaries, on the other hand.
6.Information and documentation regarding the latest developments as of December 17, 2025 with respect to FLNG2-5, including:
a.Update on the communications with third parties regarding a potential FLNG2 sale transaction, including copies of the latest term sheets or proposals from each party; and
b.Detailed schedule of the assets owned by the Borrower related to FLNG2-5.
7.Updated new-money sizing analysis for restructuring transactions for the Borrower and its subsidiaries pursuant to both a restructuring plan under Part 26A of the UK Companies Act 2006 (a “UK RP”) and a plan of reorganization under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (a “Chapter 11 Plan”).
8.A detailed bridge from Q3’25 publicly reported SG&A and to the modeled run-rate SG&A figures for FY’26 and FY’27, including any relevant commentary.
Sch. 1-2

Schedule 2
Covenants
1.During the Forbearance Period, the Borrower shall deliver to the Supporting Lenders or their Advisors, substantially contemporaneously with delivery thereof to the agents for the Revolving Credit Agreement, LC Facility and Term Loan A Credit Agreement, a copy of all thirteen (13)-week cash flow forecasts for the Borrower and its subsidiaries and associated financial reports delivered to such agents.

2.During the Forbearance Period, the Borrower shall, within two Business Days of receipt, deliver to the Supporting Lenders or their Advisors copies of all binding and non-binding restructuring and/or refinancing (including DIP) proposals, including but not limited to discussion materials, term sheets and/or frameworks.

3.During the Forbearance Period, the Borrower shall promptly provide to the Supporting Lenders or their Advisors all material updates to the information and documents pertaining to the (a) Brazil RFP Process, (b) Venture Global Process, (c) Turbine Marketing Process, (d) FLNG2 marketing process, (e) discussions related to CFE, (f) FEMA claim and (g) the Macquarie Facility.

4.Reasonably promptly following the closing of books following the end of each calendar month, the Borrower shall provide a consolidated income statement for the month then ended. Reasonably promptly following the closing of books following the end of each calendar month (which includes review by PwC), the Borrower shall provide a consolidated income statement of Hygo Energy Transition Limited for the month then ended.

5.With respect to FLNG1, the Borrower or its advisors shall (a) provide copies of all weekly key performance indicator “dashboards” for FLNG1 generated in the ordinary course of business during the Forbearance Period, in each case consistent with “dashboards” for week of December 4 through December 10 shared with the Supporting Lenders’ Advisors, with additional commentary on planned and unplanned outages and data backup in Excel format and (b) promptly provide updates with respect to any material developments related to the FLNG1 facility (including progress with regards to the Company’s cost of production improvement initiatives).

6.The Borrower shall use commercially reasonable efforts to promptly, and in no event exceeding five (5) Business Days after receipt, respond to reasonable diligence requests from the Supporting Lenders and their Advisors (or such longer period as may be agreed in writing by the Advisors).

7.The Borrower shall cause its advisors (including Alvarez & Marsal and Houlihan Lokey) to hold weekly calls (the “Weekly Calls”) with the Supporting Lenders and their advisors (including the Advisors) to review, among other matters, business operations, liquidity, cash flow forecasts, and progress and updates on the UK RP Plan and Chapter 11 Plan workstreams. Such Weekly Calls shall be scheduled at times reasonably acceptable to the Majority Supporting Lenders.

Sch. 2-1

8.The Borrower shall, or shall cause its Subsidiaries to, deliver to the Supporting Lenders or their Advisors, in each case no later than December 19, 2025, complete and accurate documentation evidencing all unvested restricted stock unit award agreements for key employees of the Borrower or any of its Subsidiaries and modifications thereto, including any amendments, regrants, accelerations, repricings, or other changes to the terms or vesting schedules of such awards.

9.Without the prior written consent of the Supporting Lenders (including via email from Akin), not to be unreasonably withheld, conditioned or delayed, the Borrower shall not, and shall cause each of its Subsidiaries not to, (a) enter into any new, or any amendment, modification, waiver, supplement, restatement or other change to any, compensation, incentive, consulting, offer, or employment agreement, arrangement, plan, program or policy (including, for the avoidance of doubt, any severance agreements) with respect to any officers or other members of the executive leadership team of the Borrower and each of its Subsidiaries (including, for the avoidance of doubt, any non-ordinary course retention or incentive program or similar such program or arrangement) or (b) enter into any new, or any amendment, modification, waiver, supplement, restatement or other change to any, broad-based severance or retention agreement, arrangement, plan, program or policy.

10.The Borrower shall, or shall cause its Subsidiaries to, promptly deliver to the Supporting Lenders or their Advisors all documentation and information regarding the Turbine Marketing Process and updates with respect thereto, including, without limitation, the prompt delivery of any future term sheets or proposals (and any amendments thereto) received, exchanged, or otherwise made available to the Borrower or its Subsidiaries with respect to the Turbine Marketing Process.

11.With respect to the Venture Global Process, the Borrower and/or its Subsidiaries shall:

a.(i) at the request of the Majority Supporting Lenders, promptly make a written request for proposals for a novation from potential counterparties in connection with the Venture Global Process and (ii) deliver a copy of such written request to the Supporting Lenders or their Advisors; and
b.promptly deliver to the Supporting Lenders or their Advisors:
i.a copy of all proposals received from potential counterparties; and
ii.a proposed timeline for such process.

12.The Borrower shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (a) grant, create, or incur any Lien on any property or assets of the Borrower or its Subsidiaries to secure (i) Indebtedness for borrowed money or in respect of intermediation or cash flow facilities existing as of the Forbearance Effective Date, including, without limitation, Indebtedness under any Other Agreement, that, in each case, was not secured by, such property or assets as of the Forbearance Effective Date (“Existing Indebtedness”) absent the prior written consent of the Majority Supporting Lenders (not to be unreasonably withheld, conditioned or delayed); provided that nothing herein shall prohibit the Borrower or any Subsidiary from granting, creating or incurring any Lien on any property or assets to the extent already required under the definitive documentation for such Indebtedness, as in effect on the Forbearance Effective Date, including Liens on after-acquired property or on assets that cease to be excluded from any Collateral thereunder; or (ii) any new Indebtedness for
Sch. 2-2

borrowed money or in respect of intermediation or cash flow facilities, including, without limitation, Indebtedness under any Other Agreement, incurred on or after the Forbearance Effective Date (“New Indebtedness”) absent the prior written consent of the Majority Supporting Lenders (not to be unreasonably withheld, conditioned or delayed), and (b) guarantee any obligations under any Other Agreement, except for guaranties existing or required as of the Forbearance Effective Date absent the prior written consent of the Majority Supporting Lenders (not to be unreasonably withheld, conditioned or delayed).
13.The Borrower shall not, and shall cause each of its Subsidiaries not to, absent the prior written consent of the Majority Supporting Lenders (which consent shall not be unreasonably withheld, conditioned, or delayed), (a) enter into any new substantive contract or commitment relating to FLNG2-5, or (b) amend or settle any material contract or commitment relating to FLNG2-5, if the amendment or settlement requires a payment that exceeds $5,000,000 individually or $20,000,000 in the aggregate when taken together with other payments pursuant to this clause (b); provided that the Company shall inform the Supporting Lenders or their Advisors substantially contemporaneously with any such payments; provided, further the Company may make payments not otherwise permitted by this Paragraph 13 if (x) the Company provides notice to the Supporting Lenders or their Advisors at least 48 hours prior to making such payment, and the Majority Supporting Lenders do not object to such payment within such 48-hour period, and (b) such payment is made to a counterparty that the Company believes, in good faith, after consultation with its own advisors, is critical.
14.The Loan Parties shall (a) reimburse or pay all accrued and unpaid expenses of the Ad Hoc Group, including the reasonable and documented fees, charges and disbursements of (i) the Advisors and (ii) any local, foreign, and special (including maritime) counsel to the Ad Hoc Group in relevant jurisdictions (in accordance with the corresponding engagement letters entered into between any Advisor or the Ad Hoc Group and such local, foreign, and special (including maritime) counsel (if any), as applicable) and (b) if requested by the Supporting Lenders and not previously executed, enter into fee or engagement letters (and, with respect to local, foreign, and special (including maritime) counsel, any applicable nondisclosure agreement) in form and substance reasonably satisfactory to the Majority Supporting Lenders with respect to the foregoing, which shall continue to be in effect.

15.No later than December 19, 2025, the following items shall be delivered to the Supporting Lenders or their advisors:
a.Responses to the requests set forth in the Supplemental Diligence Request List provided on November 26, 2025 by Akin to the Borrower’s counsel.
b.Responses to the requests set forth in the Supplemental Diligence Request List provided on December 3, 2025 by Evercore to the Borrower’s financial advisors.
c.Responses to the requests set forth in the Second Supplemental Diligence Request List provided on December 9, 2025 by Akin to the Borrower’s counsel.
d.Responses to the requests set forth in the Supplemental Diligence Request List emailed on December 15, 2025 by Akin to the Borrower’s counsel.
Sch. 2-3

16.During the Forbearance Period, the Borrower shall deliver to the Supporting Lenders or their Advisors, substantially contemporaneously with delivery thereof to the agents for the 2029 Senior Notes Indenture and the Existing Credit Agreements, a copy of all information and/or deliverables required to be delivered under the 2029 Senior Notes Indenture, any Existing Credit Agreement, the 2029 Senior Notes Forbearance Agreement, the RCF Forbearance Agreement and the TLA Forbearance Agreement.

17.Within five (5) Business Days of the Forbearance Effective Date, the Borrower shall deliver to the Supporting Lenders or their Advisors, an updated Perfection Certificate in the form of the perfection certificate delivered to the agent for the Revolving Credit Agreement on November 20, 2025.

18.Reasonably promptly following the Forbearance Effective Date, the Borrower shall provide an updated business plan with supporting Excel model and summary of assumptions similar to such business plans shared by the Borrower prior to the Forbearance Effective Date for each (i) Brazil Parent and its Subsidiaries and (ii) the Borrower and its Subsidiaries (other than Brazil Parent and its Subsidiaries).

19.Reasonably promptly following the closing of books following the end of each calendar month, the Borrower shall provide a schedule, which shall contain detail satisfactory to the Majority Supporting Lenders, to the Borrower’s best knowledge, in each case, of all intercompany liabilities (i) owed by Brazil Parent and its Subsidiaries, on the one hand, to the Borrower and its Subsidiaries (other than Brazil Parent and its Subsidiaries), on the other hand and (ii) owed by the Borrower and its Subsidiaries (other than Brazil Parent and its Subsidiaries), on the one hand, to Brazil Parent and its Subsidiaries, on the other hand.
20.The Borrower shall cause the RCF Forbearance Agreement, the TLA Forbearance Agreement or the 2029 Senior Notes Forbearance Agreement not to be amended, supplemented, or modified, or any provision thereof waived or modified by prior consent of any party thereto, in each case, in a manner adverse to the Lenders without the prior written consent of the Majority Supporting Lenders; provided that it is understood and agreed that any extension of the Forbearance Period (as defined in the RCF Forbearance Agreement, the TLA Forbearance Agreement or the 2029 Senior Notes Forbearance Agreement, as applicable) or a term of similar nature thereunder shall require the prior written consent of the Majority Supporting Lenders.
21.Without the consent of the Majority Supporting Holders, the Borrower shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (a) make any Restricted Payments, (b) incur any Indebtedness for borrowed money, (c) consummate any Asset Sales, (d) make any intercompany transfer of assets or (e) make any Investments, in each case unless in the ordinary course of business and consistent with past practice. Notwithstanding the foregoing, this Agreement shall not prohibit or limit the ability of (A) any Restricted Subsidiary (as defined in any Debt Agreement) that is not a Guarantor (as defined in any Debt Agreement) to (i) (1) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (as defined in any Debt Agreement) that is a Guarantor (as defined in any Debt Agreement) on its Equity Interests (as defined in any Debt Agreement) or with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries (as defined in any
Sch. 2-4

Debt Agreement) that is a Guarantor (as defined in any Debt Agreement); (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries (as defined in any Debt Agreement) that is a Guarantor (as defined in any Debt Agreement); or (iii) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries (as defined in any Debt Agreement) that is a Guarantor (as defined in any Debt Agreement); or (B) the Borrower or any Subsidiary to enter into any transaction that is not permitted to be prohibited pursuant to any “burdensome agreements” or similar covenant in any documents governing Indebtedness (other than Indebtedness under the Debt Agreements) in existence on the Forbearance Effective Date.

22.The Borrower shall not, and shall cause each of its Subsidiaries not to, settle any claim or liability in the amount in excess of $5,000,000 individually or $20,000,000 in the aggregate for all such settled claims or liabilities outside of the ordinary course of business, without the Majority Supporting Lenders’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Company shall inform the Supporting Lenders or their Advisors substantially contemporaneously with any such payments.
23.The Borrower shall not, and shall cause each of its Subsidiaries not to, unreasonably withhold, condition, or delay execution of engagement letters with any local or specialty counsel engaged by the Ad Hoc Group, including any maritime counsel or counsel in Mexico, Puerto Rico or Vanuatu.
Sch. 2-5

Exhibit A
FORM OF FORBEARANCE JOINDER AGREEMENT
[●], 2025
c/o New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, NY 10011
Attention: Christopher S. Guinta – Chief Financial Officer
Email: cguinta@newfortressenergy.com

RE:    Forbearance Agreement
Ladies and Gentlemen:
Reference is made to the Forbearance Agreement, dated as of December [●], 2025, entered into among the Loan Parties and the Supporting Lenders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.
SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned (the “Joining Lender”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Lender by all of the terms and conditions of the Forbearance Agreement, to the same extent as each of the other Supporting Lenders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Lender” shall also mean and be a reference to the undersigned, including the making of each applicable representation and warranty set forth in Section 3 of the Forbearance Agreement.
SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopy or in .PDF or similar format by email shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement. For the avoidance of doubt, the Loan Parties do not need to separately execute this Forbearance Joinder Agreement but are nevertheless bound by the terms of the Forbearance Agreement with respect to the Joining Lender as if such Joining Lender were a party to the Forbearance Agreement.
SECTION III. Governing Law; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 5.03 and 5.08 of the Forbearance Agreement shall apply to this Forbearance Joinder Agreement.
[Signature Page Follows]
Ex. A-1

Very truly yours,
[JOINING LENDER]
By:
Name:
Title:
Lender’s principal amount of:
Loans: [$[●]]

Ex. A-2